AMENDED SCHEDULE A
                                     TO THE
                INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT
                                     BETWEEN
                         HERITAGE ASSET MANAGEMENT, INC.
                                       AND
                              HERITAGE SERIES TRUST


      As compensation pursuant to section 7 of the Investment Advisory and Administrative Agreement between Heritage Asset Management, Inc. (the "Manager") and Heritage Series Trust (the "Trust"), the Trust shall pay to the Manager a fee, computed daily and paid monthly, at the following annual rates as percentages of each Portfolio's average daily net assets:

            For the Heritage Aggressive Growth Fund and Small Cap Stock Fund:

            Average Daily                         Advisory Fee as % of
              Net Assets                        Average Daily Net Assets
            -------------                       ------------------------
            Up to and including $50 million           1.00%

            In excess of $50 million                   .75%

            For the Heritage Growth Equity Fund, Mid Cap Stock Fund and Value Equity Fund:


            Average Daily                         Advisory Fee as % of
              Net Assets                        Average Daily Net Assets
            -------------                       ------------------------
            All                                        .75%

            For the Heritage Technology Fund:


            Average Daily                         Advisory Fee as % of
              Net Assets                        Average Daily Net Assets
            -------------                       ------------------------
            Up to and including $100 million          1.00%

            In excess of $100 million                  .75%


            For the Heritage International Equity Fund:

            Average Daily                         Advisory Fee as % of
              Net Assets                        Average Daily Net Assets
            -------------                       ------------------------
            Up to and including $100 million          1.00%

            In excess of $100 million                  .80%





Dated:  March 29, 1993, as last amended on April 3, 2002